                                                             EXHIBIT (h)(18)(f)

                                NINTH AMENDMENT
                                      TO
                            PARTICIPATION AGREEMENT
                                     AMONG
                   AMERICAN GENERAL LIFE INSURANCE COMPANY,
                 AMERICAN GENERAL EQUITY SERVICES CORPORATION,
            AIG RETIREMENT COMPANY I (FORMERLY VALIC COMPANY I) AND
                  THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

   THIS NINTH AMENDMENT TO PARTICIPATION AGREEMENT ("Amendment") effective as of September 15, 2008, amends the Participation Agreement dated as of February 26, 1998 (the "Agreement"), among AMERICAN GENERAL LIFE INSURANCE COMPANY (the "Company"), on its own behalf and on behalf of each separate account of the Company set forth on Schedule B of the Agreement (the "Account"), AMERICAN GENERAL EQUITY SERVICES CORPORATION ("AGESC"), AIG RETIREMENT COMPANY I (FORMERLY VALIC COMPANY I) (the "Fund"), and THE VARIABLE ANNUITY LIFE INSURANCE COMPANY (the "Adviser"), collectively, (the "Parties"). All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as ascribed in the Agreement.

   WHEREAS, from time to time, the Company will offer new Variable Insurance Products that are not covered under the Agreement, but for which the Fund will act as an investment vehicle for the Company's Accounts; and

   WHEREAS, the Parties now desire to amend the Agreement to reflect the new Variable Insurance Product for which the Fund will act as an investment vehicle for the Accounts.

   NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

1. Schedule B to the Agreement, a revised copy of which is attached hereto, is hereby amended to add AIG Income Advantage Select effective September 15, 2008.

2. The Parties acknowledge that from time to time the Company will introduce new Variable Insurance Products for which the Fund will act as an investment vehicle for certain of the Company's Accounts. In this regard, the Parties agree that the Company may, upon ten (10) days prior written notice to the other Parties, add such new Variable Insurance Products and Separate Accounts of the Company to Schedule B of the Agreement, and thereby amend Schedule B of the Agreement.

3. Except as amended hereby, the Agreement is hereby ratified and confirmed in all respects.

   IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in its name and on its behalf by its duly authorized representative hereto as of the date specified above.

AMERICAN GENERAL LIFE INSURANCE COMPANY, on behalf of itself and each of its Separate
Accounts named in Schedule B of the
Agreement, as amended from time to time.

                                              ATTEST:

By:                                           By:
        ------------------------------------          -------------------------
Name:                                         Name:
        ------------------------------------          -------------------------
Title:                                        Title:
        ------------------------------------          -------------------------

                                                          (Corporate Seal)

AMERICAN GENERAL EQUITY SERVICES CORPORATION

                                              ATTEST:

By:                                           By:
        ------------------------------------          -------------------------
Name:                                         Name:
        ------------------------------------          -------------------------
Title:                                        Title:
        ------------------------------------          -------------------------

                                                          (Corporate Seal)

AIG RETIREMENT COMPANY I (FORMERLY VALIC COMPANY I)

                                              ATTEST:

By:                                           By:
        ------------------------------------          -------------------------
Name:                                         Name:
        ------------------------------------          -------------------------
Title:                                        Title:
        ------------------------------------          -------------------------

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

                                         ATTEST:

By:                                      By:
        -------------------------------          ------------------------------
Name:                                    Name:
        -------------------------------          ------------------------------
Title:                                   Title:
        -------------------------------          ------------------------------

                                  SCHEDULE B

                       SEPARATE ACCOUNTS AND CONTRACTS**

Name of Separate Account
and Date
Established by Board of     Registration Numbers and Names of Contracts Funded
Directors                   by Separate Account
------------------------    --------------------------------------------------

                            Registration       Name of Contract:
                            Nos.:

American General Life       33-44744           Group and Individual
Insurance Company           811-1491           Variable Annuity*
Separate Account A
Established: August 14,
1967

                            33-44745           Individual Variable
                            811-1491           Annuity*

American General Life       333-40637          Select Reserve/SM/
Insurance Company           811-02441          Flexible Payment Variable
Separate Account D                             and Fixed Individual
Established: November 19,                      Deferred Annuity*
1973

                            33-43390           Variety Plus/SM/ Variable
                            811-2441           Annuity*

                            333-70667          Platinum Investor(R)
                            811-2441           Variable Annuity*

                            333-109206         Platinum Investor(R)
                            811-2441           Immediate Variable
                                               Annuity*

American General Life       333-102301         Equibuilder Flexible
Insurance Company           811-05794          Premium Variable Life
Separate Account VUL                           Insurance *
Established: July 22, 1987

American General Life       333-102303         Individual VA Contracts *
Insurance Company           811-01990
Separate Account VA-2
Established: December 31,
2002

American General Life       333-42567          Platinum Investor(R) I
Insurance Company           811-08561          and Platinum
Separate Account VL-R                          Investor(R) II Variable
Established: May 6, 1997                       Life Insurance Policies*

                            333-53909          Legacy Plus/SM/ Variable
                            811-08561          Life Insurance Policies*

                            333-80191          Corporate America -
                            811-08561          Variable Life Insurance
                                               Policies*

                            333-90787          Platinum Investor(R)
                            811-08561          Survivor
                                               Variable Life Insurance
                                               Policies*

Name of Separate Account
and Date
Established by Board of     Registration Numbers and Names of Contracts Funded
Directors                   by Separate Account
------------------------    --------------------------------------------------

                            Registration      Name of Contract:
                            Nos.:

                            333-87307         The ONE VUL Solution
                            811-08561         Variable Life Insurance
                                              Policies*

                            333-89897         AG Legacy Plus
                            811-08561         Variable Life Insurance
                                              Policies*

                            333-43264         Platinum Investor(R) III
                            811-08561         Variable Life Insurance
                                              Policies*

                            333-65170         Platinum Investor(R)
                            811-08561         Survivor II
                                              Variable Life Insurance
                                              Policies*

                            333-82982         Platinum Investor(R) PLUS
                            811-08561         Variable Life Insurance
                                              Policies*

                            333-109613        Platinum Investor(R)
                            811-08561         FlexDirector
                                              Variable Life Insurance
                                              Policies*

                            333-118318        Platinum Investor(R) IV
                            811-08561         Variable Life Insurance
                                              Policies*

                            333-129552        Platinum Investor(R) VIP
                            811-08561         Variable Life Insurance
                                              Policies*

                            333-143072        AIG Corporate Investor
                            811-08561         Variable Life Insurance
                                              Policies*

                            333-144594        AIG Income Advantage VUL
                            811-08561         Variable Life Insurance
                                              Policies*

                            333-146948        AIG Protection Advantage
                            811-08561         VUL Variable Life
                                              Insurance Policies*

                            333-151576        AIG Income Advantage Select
                            811-08561         Variable Life Insurance
                                              Policies*

* Subject to reimbursement of certain administrative expenses as set forth in Paragraph 3.2(e) of the Participation Agreement referenced above.

** The parties hereto agree that this Schedule B may be revised and replaced as necessary to accurately reflect the Separate Accounts and Contracts covered under this Agreement.